Exhibit 99.1

EUROPEAN BIOTECH ACQUISITION CORP.

BALANCE SHEET

	March 18, 2021	Pro Forma Adjustments	As Adjusted
	(Revised)	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash	$1,958,425	$-	$1,958,425
Prepaid expenses	26,800	-	26,800
Total current assets	1,985,225	-	1,985,225
Cash held in Trust Account	120,368,893	7,547,840(a)	127,765,776
		(150,957)(c)
Total Assets	$122,354,118	$7,396,883	$129,751,001

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$333,570	$-	$333,570
Accrued expenses	153,081	-	153,081
Due from related parties	406,698	(150,960)(b)	255,738
Total current liabilities	893,349	(150,960)	742,389
Deferred underwriting commissions	4,200,000	264,175(d)	4,464,175
Derivative warrant liabilities	5,063,334	313,236(e)	5,376,570
Total liabilities	10,156,683	426,451	10,583,134

Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 10,719,743 and 11,416,786 shares subject to possible redemption at $10.00 per share, revised and as adjusted, respectively	107,197,430	6,970,430(f)	114,167,860

Shareholders' Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-	-
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,720,257 and 1,793,094 shares issued and outstanding (excluding 10,719,743 and 11,416,786 shares subject to possible redemption), revised and as adjusted, respectively	172	75(a)	179
		2(b)
		(70)(f)
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 3,450,000 shares issued and outstanding (1)	345	-	345
Additional paid-in capital	5,340,081	7,547,765(a)	5,356,972
		150,958(b)
		(144,813)(c)
		(253,423)(d)
		(313,236)(e)
		(6,970,360)(f)
Accumulated deficit	(340,593)	(6,144)(c)	(357,489)
		(10,752)(d)
Total shareholders' equity	5,000,005	2	5,000,007
Total Liabilities and Shareholders' Equity	$122,354,118	$7,396,883	$129,751,001

(1) This number includes up to 450,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On April 29, 2021, the underwriters notified the Company of their partial exercise of the over-allotment option, and on May 3, 2021, purchased an additional 754,784 additional Units; thus, only 261,304 Class B ordinary shares remain subject to forfeiture.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the unaudited Balance Sheet of European Biotech Acquisition Corp.  (the “Company”) as of March 18, 2021, adjusted for the closing of the underwriter’s over-allotment option and related transactions which occurred on May 3, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 12,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $120.0 million. Each Unit consists of one Class A ordinary share, and one-third of one redeemable warrant (each, a “Warrant”). Each Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

The Company granted the underwriters in the IPO a 45-day option to purchase up to 1,800,000 Units to cover over-allotments, if any. On April 29, 2021, the underwriters notified the Company of their partial exercise of the over-allotment option and, on May 3, 2021, purchased 754,784 additional Units (the “Additional Units”), generating gross proceeds of approximately $7.4 million (the “Over-Allotment”). The Company incurred additional offering costs of approximately $398,000 in connection with the Over-Allotment (of which approximately $253,000 was for deferred underwriting fees).

Simultaneously with the closing of the IPO on March 18, 2021, the Company completed a private placement (the “Private Placement”) of an aggregate of 440,000 units (each, a “Private Placement Unit” and collectively, the “Private Placement Units”), at a price of $10.00 per Private Placement Unit with LSP Sponsor EBAC B.V., a Dutch limited liability company (the “Sponsor”), generating gross proceeds of $4.4 million. Simultaneously with the closing of the Over-Allotment on May 3, 2021, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 15,096 Private Placement Units at $10.00 per additional Private Placement Unit (the “Additional Private Placement Units”), generating additional gross proceeds of approximately $151,000.

Upon the closing of the IPO, the Over-Allotment and the Private Placement, approximately $127.5 million ($10.00 per Unit) of the net proceeds of the sale of Units were placed in a  trust account (“Trust Account”) located in the United States, and invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries, as determined by the Company, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account.

In addition, the Sponsor agreed to forfeit up to 450,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. The underwriters partially exercised their over-allotment option on April 29, 2021; thus, only 261,304 Class B ordinary shares remain subject to forfeiture.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the Private Placement Shares described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Trust Account	$7,547,840
	Class A ordinary shares		$75
	Additional paid-in capital		$7,547,765
	To record sale of 754,784 Additional Units at $10.00 per Unit

(b)	Due from related parties	$150,960
	Class A ordinary shares		$2
	Additional paid-in capital		$150,958
	To record sale of 15,096 Private Placement Units at $10.00 per additional Private Placement Unit

(c)	Additional paid-in capital	$144,813
	Accumulated deficit	$6,144
	Trust Account		$150,957
	To record payment of 2% of cash underwriting fee on overallotment option

(d)	Additional paid-in capital	$253,423
	Accumulated deficit	$10,752
	Deferred underwriting commissions		$264,175
	To record additional deferred underwriting fee on overallotment option

(e)	Additional paid-in capital	$313,236
	Derivative warrant liabilities		$313,236
	To record derivative warrant liabilities in connection with the issuance of additional Public Warrants and Private Placement Warrants

(f)	Class A ordinary shares	$70
	Additional paid-in capital	$6,970,360
	Class A ordinary shares subject to possible redemption		$6,970,430

To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable stock

NOTE 2 - Revision OF FINANCIAL STATEMENT

In April 2021, the Company concluded that, because of a misapplication of the accounting guidance related to its public and private placement warrants the Company issued in March 2021, the Company’s previously issued financial statement for the Affected Period (as defined below) should no longer be relied upon. As such, the Company is revising its unaudited financial statement for the Affected Period included in this Form 8-K.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s financial statements as opposed to equity. Since issuance in March 2021, the Company’s Warrants were accounted for as equity within the Company’s previously reported financial statement, and after discussion and evaluation, management concluded that the Warrants should be presented as liabilities as of the IPO date reported at fair value with subsequent fair value remeasurement at each reporting period.

Historically, the warrants were reflected as a component of equity as opposed to liabilities on the balance sheet based on the application of FASB ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for warrants issued in March 2021, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company’s statement of operations each reporting period.

Therefore, the Company, in consultation with its audit committee, concluded that its previously issued financial statement as of March 18, 2021 (the “Affected Period”) should be revised because of a misapplication in the guidance around accounting for the warrants and should no longer be relied upon.

Impact of the Revision

The impact of the revision on the Balance Sheet for the Affected Period is presented below.

	March 18, 2021
	As Previously Reported	Revised Adjustment	As Revised

Balance Sheet
Total assets	$122,354,118	$-	$122,354,118
Liabilities and shareholders’ equity
Total current liabilities	$893,349	$-	$893,349
Deferred underwriting commissions	4,200,000	-	4,200,000
Derivative warrant liabilities	-	5,063,334	5,063,334
Total liabilities	5,093,349	5,063,334	10,156,683
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption	112,260,760	(5,063,330)	107,197,430
Shareholders’ equity
Preference shares - $0.0001 par value	-	-	-
Class A ordinary shares - $0.0001 par value	121	51	172
Class B ordinary shares - $0.0001 par value	345	-	345
Additional paid-in-capital	5,049,881	290,200	5,340,081
Accumulated deficit	(50,338)	(290,255)	(340,593)
Total shareholders’ equity	5,000,009	(4)	5,000,005
Total liabilities and shareholders’ equity	$122,354,118	$-	$122,354,118